Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Record Fiscal Fourth Quarter Results

First Ever On-Demand Software Company to Exceed $850 Million Annual Revenue Run Rate

•	Record Revenue of $217 Million, up 50% Year-Over-Year

•	Record Operating Cash Flow of $81 Million, up 112% Year-Over-Year

•	GAAP EPS of 6 cents, up from Breakeven Year-Over-Year

•	Net Customers Increase 11,200 Year-Over-Year to 41,000

•	Net Paying Subscribers Increase to Nearly 1.1 Million

•	Total Cash and Marketable Securities Increase to $670 Million, up $257 Million Year-Over-Year

•	Company Raises FY09 Revenue Guidance to $1.030 - $1.035 Billion

SAN FRANCISCO, Calif. – February 27, 2008 – Salesforce.com (NYSE: CRM), the market and technology leader in Software-as-a-Service (SaaS) and Platform-as-a-Service (PaaS), today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2008.

“Our fourth quarter and full-year results show that businesses are selecting the Force.com Platform-as-a-Service and cloud computing over failed client-server alternatives,” said Marc Benioff, chairman and CEO, salesforce.com. “There’s only one way to describe both the consolidation of the industry and the growing number of companies choosing innovation, not infrastructure: The End of Software.”

Salesforce.com delivered the following results for the fourth quarter and full fiscal year 2008:

Revenue: Total Q4 revenue was $216.9 million, an increase of 50% on a year-over-year basis and an increase of 13% on a quarter-over-quarter basis. Subscription and support revenues were $196.5 million, an increase of 49% on a year-over-year basis and an increase of 11% on a quarter-over-quarter basis. Professional services and other revenues were $20.4 million, an increase of 68% on a year-over-year basis and an increase of 24% on a quarter-over-quarter basis.

For the full fiscal year 2008, the company reported revenue of approximately $748.7 million, an increase of 51% from the prior year. Subscription and support revenues were $680.6 million for the year, an increase of 51%, while professional services revenue rose 50% to finish at $68.1 million.

Earnings per Share: Q4 GAAP diluted earnings per share were approximately $0.06, including approximately $16 million in stock based compensation and approximately $1.3 million in amortization of purchased intangibles related to previously announced acquisitions. For the basis of Q4 GAAP EPS calculations, there was an average of approximately124 million diluted shares outstanding during the quarter.

For the full year, GAAP diluted earnings per share were approximately $0.15, including approximately $55 million in stock based compensation and approximately $5.0 million in amortization of purchased intangibles related to previously announced acquisitions. For the basis of full year GAAP EPS calculations, there was an average of approximately122 million diluted shares outstanding during the year.

Customers and Paying Subscribers: Net paying customers rose approximately 2,900 during the quarter and approximately 11,200 during the year to finish at approximately 41,000. Net paying subscribers rose to nearly 1.1 million, an increase of more than 450,000 year over year.

Cash: Cash from operations for the fiscal fourth quarter was a record at approximately $81 million, up 55% sequentially, and up 112% year-over-year. For the full year, operating cash flow totaled more than $204 million, an increase of 84% from the prior year. Total cash, cash equivalents and marketable securities finished the year at approximately $670 million, an increase of approximately $99 million from Q3 and up approximately $257 million from the year prior.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2008 was $481 million at year end, an increase of 69% on a year-over-year basis and 41% on a quarter-over-quarter basis.

As of February 27, 2008, salesforce.com is initiating guidance for its first quarter, fiscal year 2009. For its full fiscal year 2009, the company is raising its prior revenue guidance and initiating EPS guidance.

Q1 FY09: Revenue for the company’s first fiscal quarter is projected to be in the range of approximately $233 million to approximately $235 million. GAAP diluted EPS is expected to be in the range of approximately $0.06 to $0.07. This estimate includes the effects of stock based compensation and the amortization of purchased intangibles. For the first fiscal quarter FY09, stock based compensation expense is expected to be approximately $17 million, and the expense associated with the amortization of purchased intangibles is now expected to be approximately $1.3 million. For purposes of the Q1 GAAP EPS calculation, the company is expecting an average diluted shares count of 124 million shares, and a GAAP tax rate of 48%.

Full Year FY09: The company today is raising the full year revenue guidance it provided on November 15, 2007, with revenue now expected to be approximately $1.030 billion to approximately $1.035 billion. The company is also initiating its earnings outlook for the full year, expecting GAAP diluted EPS to be in the range of approximately $0.32 to $0.33. GAAP EPS estimates include the effects of stock based compensation and the amortization of purchased intangibles. For the full fiscal year ‘09, stock based compensation expense is expected to be approximately $82 million, and the expense associated with the amortization of purchased intangibles is currently expected to be approximately $5.3 million. For purposes of the full fiscal year 2009 GAAP EPS calculation, the company is expecting an average diluted shares count of 125 million shares, and a GAAP tax rate of 48%.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fourth quarter fiscal 2008 results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally 706-902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 34062469, until midnight (EST) March 7, 2008.

About salesforce.com

Salesforce.com is the market and technology leader in Software-as-a-Service (SaaS) and Platform-as-a-Service (PaaS). The company’s portfolio of SaaS applications, including its award-winning CRM application, available at http://www.salesforce.com/products/, has revolutionized the ways that customers manage and share business information over the Internet. The company’s Force.com PaaS enables customers, developers and partners to build powerful on-demand applications that deliver the benefits of multi-tenancy across the enterprise. Applications built on the Force.com platform, available at http://www.force.com, can be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s AppExchange marketplace available at http://www.salesforce.com/appexchange.

As of January 31, 2008, salesforce.com manages customer information for approximately 41,000 customers including ABN AMRO, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, Sprint Nextel, and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and GAAP earnings per share for the first fiscal quarter of 2009 and the full fiscal year 2009, and our expected tax rate, stock based compensation expense, amortization rate, and shares outstanding, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in our financial and operating results, rate of growth and anticipated revenue run rate; errors, interruptions or delays in our service or our Web hosting; breaches of our security measures; the nature of our business model; our ability to continue to release and gain customer acceptance of new and improved versions of our service; successful customer deployment and utilization of our existing and future services; competition; various financial aspects of our subscription model; the emerging market in which we operate; our ability to hire, retain and motivate our employees and manage our growth; changes in our customer base; technological developments; unanticipated changes in our effective tax rate; and fluctuations in the number of shares we have outstanding, the price of such shares, foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including Form 10-Q for the quarter ended October 31, 2007 and our Form 10-K for the fiscal year ended January 31, 2007. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2008 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2008	2007	2008	2007
Revenues:
Subscription and support	$196,517	$132,071	$680,581	$451,660
Professional services and other	20,389	12,151	68,119	45,438

Total revenues	216,906	144,222	748,700	497,098
Cost of revenues (1):
Subscription and support	24,822	16,279	91,268	61,457
Professional services and other	21,909	17,560	80,323	57,433

Total cost of revenues	46,731	33,839	171,591	118,890
Gross profit	170,175	110,383	577,109	378,208
Operating expenses (1):
Research and development	17,703	13,331	63,812	44,614
Marketing and sales	106,123	74,582	376,480	252,935
General and administrative	35,619	24,546	116,508	84,257

Total operating expenses	159,445	112,459	556,800	381,806
Income (loss) from operations	10,730	(2,076)	20,309	(3,598)
Interest, net	7,315	4,503	24,493	14,784
Gain on sale of investment	0	0	1,272	0
Other income (expense)	(595)	1,463	139	1,310

Income before provision for income taxes and minority interest	17,450	3,890	46,213	12,496
Provision for income taxes	(8,296)	(2,659)	(23,385)	(9,795)

Income before minority interest	9,154	1,231	22,828	2,701
Minority interest in consolidated joint venture	(1,775)	(715)	(4,472)	(2,220)

Net income	$7,379	$516	$18,356	$481

Basic net income per share	$0.06	$0.00	$0.16	$0.00
Diluted net income per share	$0.06	$0.00	$0.15	$0.00
Shares used in computing basic net income per share	118,757	113,905	116,840	112,386
Shares used in computing diluted net income per share	123,680	121,259	122,422	120,154

(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$2,173	$1,622	$7,926	$5,522
Research and development	1,864	1,322	6,336	4,523
Marketing and sales	7,226	5,366	25,423	18,392
General and administrative	4,323	2,856	15,522	10,768

Total stock-based expenses	$15,586	$11,166	$55,207	$39,205

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2008	2007	2008	2007
Revenues:
Subscription and support	91%	92%	91%	91%
Professional services and other	9	8	9	9

Total revenues	100	100	100	100
Cost of revenues:
Subscription and support	11	11	12	12
Professional services and other	11	12	11	12

Total cost of revenues	22	23	23	24
Gross profit	78	77	77	76
Operating expenses:
Research and development	8	9	8	9
Marketing and sales	49	52	50	51
General and administrative	16	17	16	17

Total operating expenses	73	78	74	77
Income (loss) from operations	5	(1)	3	(1)
Interest, net	3	3	3	4
Gain on sale of investment	0	0	0	0
Other income (expense)	0	1	0	0

Income before provision for income taxes and minority interest	8	3	6	3
Provision for income taxes	(4)	(2)	(3)	(2)

Income before minority interest	4	1	3	1
Minority interest in consolidated joint venture	(1)	(1)	(1)	(1)

Net income	3%	0%	2%	0%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	4	3	4
General and administrative	2	2	2	2

Total stock-based expenses	7%	8%	7%	8%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2008	January 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$279,095	$86,608
Short-term marketable securities	171,748	165,816
Accounts receivable, net	220,061	128,693
Deferred commissions	35,679	22,072
Deferred income taxes	7,173	228
Prepaid expenses and other current assets	27,055	15,679

Total current assets	740,811	419,096
Marketable securities, noncurrent	218,957	160,088
Fixed assets, net	41,380	30,155
Deferred commissions, noncurrent	16,435	9,478
Deferred income taxes, noncurrent	26,512	20,625
Capitalized software, net	23,061	10,983
Goodwill	8,556	6,705
Other assets	13,881	7,702

Total assets	$1,089,593	$664,832

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,478	$8,870
Accrued expenses and other current liabilities	125,996	77,327
Income taxes payable	3,622	6,739
Deferred revenue	468,821	280,255

Total current liabilities	605,917	373,191
Income taxes payable, noncurrent	8,465	0
Long-term lease abandonment liability and other	2,136	1,408
Deferred revenue, noncurrent	12,073	3,808
Minority interest	8,943	4,634

Total liabilities	637,534	383,041
Stockholders’ equity:
Common stock	119	115
Additional paid-in capital	471,802	319,496
Accumulated other comprehensive loss	(2,276)	(2,187)
Accumulated deficit	(17,586)	(35,633)

Total stockholders’ equity	452,059	281,791

Total liabilities and stockholders’ equity	$1,089,593	$664,832

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2008	2007	2008	2007
Operating activities:
Net income	$7,379	$516	$18,356	$481
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of investment	0	0	(1,272)	0
Minority interest	1,775	715	4,472	2,220
Depreciation and amortization	6,568	3,737	24,219	12,504
Amortization of deferred commissions	12,468	6,776	42,195	23,381
Change in the deferred income tax valuation allowance	(970)	0	(970)	0
Expenses related to stock-based awards	15,586	11,166	55,207	39,205
Excess tax benefits from employee stock plans	(7,474)	(5,768)	(31,978)	(16,574)
Changes in assets and liabilities	45,461	21,017	94,046	50,007

Net cash provided by operating activities	80,793	38,159	204,275	111,224

Investing activities:
Business combination	0	0	0	(15,502)
Purchase of subsidiary stock	0	(2,777)	0	(2,777)
Changes in marketable securities	22,271	(25,042)	(60,816)	(128,194)
Capital expenditures	(8,369)	(7,625)	(43,552)	(22,123)
Gain on sale of investment	0	0	1,659	0

Net cash provided by (used in) investing activities	13,902	(35,444)	(102,709)	(168,596)

Financing activities:
Proceeds from the exercise of stock options and warrants	16,620	8,042	60,910	29,082
Excess tax benefits from employee stock plans	7,474	5,768	31,978	16,574
Principal payments on capital lease obligations	(6)	(158)	(175)	(617)
Repurchase of unvested shares	0	(2)	0	(12)

Net cash provided by financing activities	24,088	13,650	92,713	45,027

Effect of exchange rate changes	(449)	(81)	(1,792)	(889)

Net increase (decrease) in cash and cash equivalents	118,334	16,284	192,487	(13,234)
Cash and cash equivalents, beginning of period	160,761	70,324	86,608	99,842

Cash and cash equivalents, end of period	$279,095	$86,608	$279,095	$86,608

salesforce.com, inc.

Additional Metrics

  (Unaudited)

	Jan 31, 2008	Oct 31, 2007	Jul 31, 2007	Apr 30, 2007	Jan 31, 2007	Oct 31, 2006
Full Time Equivalent Headcount	2,606	2,461	2,302	2,243	2,070	1,807
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$669,800	$571,003	$497,191	$448,071	$412,512	$371,278
Deferred revenue, current and noncurrent	$480,894	$340,808	$321,852	$295,672	$284,063	$219,431

	Three Months Ended January 31,		Year Ended January 31,
	2008	2007	2008	2007
Revenues by geography (in thousands):
Americas	$158,499	$110,752	$557,976	$387,570
Europe	38,396	22,631	127,010	75,026
Asia Pacific	20,011	10,839	63,714	34,502

	$216,906	$144,222	$748,700	$497,098

As a percentage of total revenues:
Revenues by geography:
Americas	73%	77%	75%	78%
Europe	18	16	17	15
Asia Pacific	9	7	8	7

	100%	100%	100%	100%